Dryden Municipal Bond Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               July 25, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Dryden
Municipal Bond Fund
          File Nos. 033-10649 and 811-04930

     On behalf of the Dryden Municipal Bond
Fund, enclosed
for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the
EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

                              Very truly
                              yours,
                              /s/    Grace C.
Torres
                              Grace C. Torres
                              Treasurer
                              Principal
                              Financial and
                              Accounting
                              Officer